Exhibit 99.1

Frontier’s Strong Execution Delivers Sequential EBITDA Growth

Reports Second-Quarter 2022 Financial Results and Raises Full-Year Guidance

NORWALK, Conn., August 5, 2022-- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported second-quarter 2022 results today.

“Frontier is Building Gigabit America.  We are deploying fiber and connecting people to the digital society at a record pace,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “We have the second-largest fiber build in the country and this expansion is unlocking new opportunities to meet increased consumer demand for blazing-fast fiber broadband while driving efficiencies across our business.”

Mr. Jeffery continued, “In the second quarter, we saw the impact of our operational success translate into financial growth, and we delivered sequential EBITDA growth ahead of schedule. Our team’s operational discipline over the last year has improved Frontier’s financial trajectory and positioned us as the preferred digital partner for customers across our footprint.”

Second-quarter 2022 Highlights1, 2

•	Built fiber to a record 281,000 locations
•	Added 54,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 13.4% compared with the second quarter of 2021
•	Revenue of $1.46 billion, net income of $101 million, and Adjusted EBITDA of $535 million
•	Capital expenditures of $641 million, including $325 million of non-subsidy-related build capital expenditures
•	Net cash from operations of $229 million, driven by healthy operating performance and increased focus on working capital management
•	Raised $1.20 billion of debt in May, contributing to liquidity of approximately $3.70 billion

Second-quarter 2022 Consolidated Financial Results

Frontier reported consolidated revenue for the quarter ended June 30, 2022, of $1.46 billion, an 8.7% decline compared with the quarter ended June 30, 2021, as growth in consumer fiber broadband was offset by declines in subsidy, video, voice, and wholesale.

•	Consolidated revenue growth was particularly impacted by the expiration of CAF II funding at the end of the fourth quarter of 2021
•
Excluding subsidy-related revenue, consolidated revenue for the quarter ended June 30, 2022, declined 4.8% compared with the quarter ended June 30, 2021, an improvement in the year-over-year rate of decline reported for the quarter ended March 31, 2022

1 Upon emergence from bankruptcy, Frontier adopted fresh start accounting in accordance with ASC 852.  As a result, Frontier’s consolidated financial statements after April 30, 2021, are not comparable to prior periods. All year-over-year comparisons in this release have been normalized to reflect the impact of fresh start accounting. See Frontier’s Form 8-K filed with the SEC on July 30, 2021, for further details on the impact of fresh start accounting.  See Frontier’s supplemental trending information, available at www.frontier.com/ir, for information setting forth the impact of fresh start accounting for periods presented.
2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance. See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income/(loss).

Second-quarter 2022 operating income was $166 million and net income was $101 million.

Adjusted EBITDA was $535 million, representing sequential growth of 5.1% from the first quarter of 2022, driven by the sequential increase in Consumer revenue, accelerating cost reductions, and a one-time $8 million sales tax refund. Adjusted EBITDA declined from $628 million in the second quarter of 2021 primarily due to subsidy-related revenue declines, partially offset by lower operating expenses and cost savings initiatives.

Capital expenditures were $641 million, an increase from $385 million in the second quarter of 2021, as fiber expansion initiatives accelerated.

Second-quarter 2022 Consumer Results

•
Consumer revenue of $791 million increased 1.9% quarter-over-quarter, but declined 2.9% from the second quarter of 2021, as strong growth in fiber broadband was offset by declines in legacy video, voice, and other

•	Consumer fiber revenue of $421 million increased 2.2% over the second quarter of 2021, as growth in consumer broadband revenue offset declines in voice, video, and other
•
Consumer fiber broadband revenue of $268 million increased 12.7% over the second quarter of 2021, driven by growth in fiber broadband customers and consumer fiber broadband average revenue per user (ARPU)

•
Consumer fiber broadband customer net additions of 50,000, a four-fold increase from the second quarter of 2021, resulted in consumer fiber broadband customer growth of 13.9% from the second quarter of 2021

•	Consumer fiber broadband customer churn of 1.43% improved from 1.53% in the second quarter of 2021
•
Consumer fiber broadband ARPU of $63.35 increased 0.4% over the second quarter of 2021, as price increases and speed upgrades were partly offset by the introduction of autopay and gift-card incentives in the third quarter of 2021

Second-quarter 2022 Business and Wholesale Results

•	Business and wholesale revenue of $651 million declined 6.7% from the second quarter of 2021, primarily due to declines in our copper footprint
•	Business and wholesale fiber revenue of $264 million declined 1.1% from the second quarter of 2021
•	Business fiber broadband customer churn of 1.28% increased from 1.22% in the second quarter of 2021
•	Business fiber broadband ARPU of $107.19 increased 2.4% from the second quarter of 2021

Capital Structure

As of June 30, 2022, Frontier had total liquidity of $3.75 billion, including a cash and short-term investments balance of approximately $3.00 billion and $0.70 billion of available borrowing capacity on its revolving credit facility. Frontier’s net leverage ratio for the four quarters ended June 30, 2022, was approximately 2.8x.3 Frontier has no long-term debt maturities prior to 2027.

3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

2022 Outlook4

Frontier today increased its operational and financial guidance expectations for 2022.

Frontier’s guidance for the full year 2022 is:

•	Adjusted EBITDA of $2.05 - $2.15 billion, an increase from prior guidance of $2.00 - $2.15 billion
•	Fiber build of 1.1 - 1.2 million new locations, an increase from prior guidance of 1.0 million new locations
•	Cash capital expenditures of $2.50 - $2.60 billion, an increase from prior guidance of $2.40 - $2.50 billion due to the accelerated fiber build
•	Cash taxes of approximately $20 million, unchanged from prior guidance
•	Net cash interest payments of approximately $485 million, an increase from prior guidance of $430 million to reflect the $1.20 billion of debt raised in May
•	Cash pension and OPEB expense of approximately $75 million (net of capitalization), unchanged from prior guidance
•	Cash pension and OPEB contributions, including a catch-up from contribution waivers during bankruptcy, of approximately $135 million (net of capitalization), unchanged from prior guidance

Conference Call Information

As previously announced, Frontier will host a conference call with the financial community to discuss second-quarter 2022 results today, August 5, 2022, beginning at 8:30 a.m. Eastern Time.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier is a leading communications provider offering gigabit speeds to empower and connect millions of consumers and businesses in 25 states. It is building critical digital infrastructure across the country with its fiber-optic network and cloud-based solutions, enabling connections today and future proofing for tomorrow. Rallied around a single purpose, Building Gigabit AmericaTM, the company is focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment. Frontier is preparing today for a better tomorrow. Visit www.frontier.com.

4  The operational and financial guidance expectations for 2022 comprise forward-looking statements related to future events.  See “Forward-Looking Statements” below.  Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events, including the updated 2022 financial and operational outlook. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our outlook with respect to future operating and financial performance, expected results from our implementation of strategic and cost savings initiatives, and our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA relative to historical levels that we are unable to offset; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity and service improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost effective manner; potential disruptions in our supply chain and the effects of inflation resulting from the COVID-19 pandemic, the global microchip shortage, or otherwise, which could adversely impact our business and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and OTT companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and non-switched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all;  the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the likelihood that our historical financial information may no longer be indicative of our future performance and our implementation of fresh start accounting; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including, but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, natural disasters, economic or political instability or other adverse public health developments; potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing, working remotely and recent applicable federal, state, and local mandates, and prohibitions, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us; risks associated with our emergence from the Chapter 11 Cases, including, but not limited to, the continuing effects of the Chapter 11 Cases on us and our relationships with our suppliers, customers, service providers or employees and changes in the composition of our board of directors and senior management;  volatility in the trading price of our common stock, which has a limited trading history; substantial market overhang from the substantial common stock holdings by our former creditors issued in the Chapter 11 reorganization; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the month ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three months ended June 30, 2021.

	For the three months ended	For the three months ended	For the two months ended	For the one month ended	For the three months ended
	June 30, 2022	March 31, 2022	June 30, 2021	April 30, 2021	June 30, 2021
	(Successor)	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)
($ in millions and shares in thousands, except per share amounts)
Statements of Income Data
Revenue	$1,459	$1,447	$1,061	$555	$1,616

Operating expenses:
Cost of service	546	553	396	210	606
Selling, general, and administrative expenses	427	435	269	129	398
Depreciation and amortization	290	284	179	119	298
Restructuring costs and other charges	30	54	11	5	16
Total operating expenses	1,293	1,326	855	463	1,318

Operating income	166	121	206	92	298

Investment and other income (loss), net	122	77	(2)	(1)	(3)
Reorganization items, net	-	-	-	4,196	4,196
Interest expense	(118)	(103)	(62)	(29)	(91)

Income before income taxes	170	95	142	4,258	4,400
Income tax (benefit) expense	69	30	43	(223)	(180)

Net income	$101	$65	$99	$4,481	$4,580

Weighted average shares outstanding - basic	244,723	244,443	244,401	104,662	188,516
Weighted average shares outstanding - diluted	244,723	245,251	244,401	105,002	188,516

Basic net earnings per common share	$0.41	$0.27	$0.41	$42.81	NM
Diluted net earnings per common share	$0.41	$0.26	$0.41	$42.68	NM

Other Financial Data:
Capital expenditures	$641	$447	$269	$116	$385

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the six months ended June 30, 2021.

	For the six months ended	For the two months ended	For the four months ended	For the six months ended
	June 30, 2022	June 30, 2021	April 30, 2021	June 30, 2021
($ in millions and shares in thousands, except per share amounts)	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)

Statement of Operations Data
Revenue	$2,906	$1,061	$2,231	$3,292

Operating expenses:
Cost of service	1,099	396	830	1,226
Selling, general and administrative expenses	862	269	537	806
Depreciation and amortization	574	179	506	685
Restructuring costs and other charges	84	11	7	18
Total operating expenses	2,619	855	1,880	2,735

Operating income	287	206	351	557

Investment and other income (loss), net	199	(2)	1	(1)
Reorganization items, net	-	-	4,171	4,171
Interest expense	(221)	(62)	(118)	(180)

Income before income taxes	265	142	4,405	4,547
Income tax expense (benefit)	99	43	(136)	(93)
Net income	$166	$99	$4,541	$4,640

Weighted average shares outstanding - basic	244,592	244,401	104,584	156,996
Weighted average shares outstanding - diluted	244,831	244,401	104,924	156,996

Basic net earnings per common share	$0.68	$0.41	$43.42	NM
Diluted net earnings per common share	$0.68	$0.41	$43.28	NM

Other Financial Data:
Capital expenditures	$1,088	$269	$500	$769

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the one and four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three and six months ended June 30, 2021.

	For the three months ended	For the three months ended	For the two months ended	For the one month ended	For the three months ended
($ in millions)	June 30, 2022	March 31, 2022	June 30, 2021	April 30, 2021	June 30, 2021
	(Successor)	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$847	$836	$556	$283	$839
Voice services	381	386	283	160	443
Video services	134	137	105	54	159
Other	80	83	62	30	92
Revenue from contracts with customers	1,442	1,442	1,006	527	1,533
Subsidy and other revenue	17	5	55	28	83
Total revenue	$1,459	$1,447	$1,061	$555	$1,616

Other Financial Data
Revenue:
Consumer	$791	$776	$543	$283	$826
Business and Wholesale	651	666	463	244	707
Revenue from contracts with customers	$1,442	$1,442	$1,006	$527	$1,533

Fiber	$685	$672	$455	$225	$680
Copper	757	770	551	283	834
Other	-	-	-	19	19
Revenue from contracts with customers	$1,442	$1,442	$1,006	$527	$1,533

	For the six months ended	For the two months ended	For the four months ended	For the six months ended
	June 30, 2022	June 30, 2021	April 30, 2021	June 30, 2021
($ in millions)	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$1,683	$556	$1,125	$1,681
Voice services	767	283	647	930
Video services	271	105	223	328
Other	163	62	125	187
Revenue from contracts with customers	2,884	1,006	2,120	3,126
Subsidy and other revenue	22	55	111	166
Total revenue	$2,906	$1,061	$2,231	$3,292

Other Financial Data
Revenue:
Consumer	$1,567	$543	$1,133	$1,676
Business and Wholesale	1,317	463	987	1,450
Revenue from contracts with customers	$2,884	$1,006	$2,120	$3,126

Fiber	$1,357	$455	$903	$1,358
Copper	1,527	551	1,140	1,691
Other	-	-	77	77
Revenue from contracts with customers	$2,884	$1,006	$2,120	$3,126

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended			For the six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Consumer customer metrics
Customers (in thousands)	3,159	3,169	3,196	3,159	3,196
Net customer additions (losses)	(10)	4	(38)	(6)	(68)
Average monthly consumer revenue per customer	$83.35	$81.67	$85.65	$82.51	$86.34
Customer monthly churn	1.53%	1.35%	1.54%	1.44%	1.49%

Broadband customer metrics
Broadband customers (in thousands)	2,827	2,819	2,798	2,827	2,798
Net customer additions (losses)	8	20	(22)	28	(36)

Employees	15,074	15,373	16,005	15,074	16,005

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

($ in millions)	(Unaudited) June 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$678	$2,127
Short-term investments	2,300	-
Accounts receivable, net	420	458
Other current assets	104	103
Total current assets	3,502	2,688

Property, plant and equipment, net	10,108	9,199
Other assets	4,425	4,594
Total assets	$18,035	$16,481

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$15	$15
Accounts payable and other current liabilities	1,764	1,436
Total current liabilities	1,779	1,451

Deferred income taxes and other liabilities	2,330	2,462
Long-term debt	9,130	7,968
Equity	4,796	4,600
Total liabilities and equity	$18,035	$16,481

	As of June 30, 2022
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	9,130
Total debt	$9,145
Less: Cash and cash equivalents	(678)
Short-term investments	(2,300)
Net debt	$6,167

Denominator:
Adjusted EBITDA - last 4 quarters	$2,216

Net Leverage Ratio	2.8	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

Note: The following results are reported separately for the month ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three months ended June 30, 2021.

	For the three months ended	For the two months ended	For the one month ended	For the three months ended
	June 30, 2022	June 30, 2021	April 30, 2021	June 30, 2021
($ in millions)	(Successor)	(Successor)	(Predecessor) (1)	(Non-GAAP Combined)

Cash flows provided from (used by) operating activities:
Net income	$101	$99	$4,481	$4,580
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	290	179	119	298
Stock-based compensation	20	-	-	-
Non-cash reorganization items, net	-	-	(5,467)	(5,467)
Other adjustments	(6)	(5)	-	(5)
Bad debt expense	14	6	-	6
Deferred income taxes	68	37	(232)	(195)
Change in accounts receivable	(37)	6	2	8
Change in pension and other postretirement liabilities	(242)	12	(26)	(14)
Change in accounts payable and other liabilities	51	39	(190)	(151)
Change in prepaid expenses, income taxes, and other assets	(30)	7	(6)	1
Net cash provided from (used by) operating activities	229	380	(1,319)	(939)

Cash flows used by investing activities:
Capital expenditures	(641)	(269)	(116)	(385)
Proceeds on sale of assets	1	-	7	7
Purchases of short-term investments (2)	(1,700)	-	-	-
Sale of short-term investments (2)	300	-	-	-
Other	-	-	(1)	(1)
Net cash used by investing activities	(2,040)	(269)	(110)	(379)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(3)	(4)	(1)	(5)
Proceeds from long-term debt borrowings	1,200	-	225	225
Financing costs paid	(17)	-	(4)	(4)
Finance lease obligation payments	(5)	(4)	(2)	(6)
Taxes paid on behalf of employees for shares withheld	(6)	-	-	-
Other	1	1	(14)	(13)
Net cash provided from (used by) financing activities	1,170	(7)	204	197

Increase (Decrease) in cash, cash equivalents, and restricted cash	(641)	104	(1,225)	(1,121)
Cash, cash equivalents, and restricted cash at the beginning of the period	1,349	940	2,165	2,165

Cash, cash equivalents, and restricted cash at the end of the period	$708	$1,044	$940	$1,044

Supplemental cash flow information:
Cash paid during the period for:
Interest	$162	$84	$44	$128
Income tax payments, net	$7	$24	$9	$33
Reorganization items, net	$-	$-	$1,341	$1,341

(1)	Due to change in policy subsequent to bankruptcy, bad debt expense and other numbers in the Successor and Predecessor periods are not comparable.
(2)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the six months ended June 30, 2021.

	For the six months ended	For the two months ended	For the four months ended	For the six months ended
	June 30, 2022	June 30, 2021	April 30, 2021	June 30, 2021
($ in millions)	(Successor)	(Successor)	(Predecessor) (1)	(Non-GAAP Combined)

Cash flows provided from (used by) operating activities:
Net income	$166	$99	$4,541	$4,640
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	574	179	506	685
Stock-based compensation	35	-	(1)	(1)
Non-cash reorganization items, net	-	-	(5,467)	(5,467)
Lease impairment	44	-	-	-
Other adjustments	(13)	(5)	1	(4)
Bad debt expense	14	6	-	6
Deferred income taxes	93	37	(148)	(111)
Change in accounts receivable	24	6	36	42
Change in pension and other postretirement liabilities	(242)	12	(12)	-
Change in accounts payable and other liabilities	77	39	(156)	(117)
Change in prepaid expenses, income taxes, and other assets	(15)	7	46	53
Net cash provided from (used by) operating activities	757	380	(654)	(274)

Cash flows used by investing activities:
Capital expenditures	(1,088)	(269)	(500)	(769)
Purchases of short-term investments (2)	(2,600)	-	-	-
Sale of short-term investments (2)	300	-	-	-
Proceeds on sale of assets	1	-	9	9
Other	2	-	1	1
Net cash used by investing activities	(3,385)	(269)	(490)	(759)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(7)	(4)	(1)	(5)
Proceeds from long-term debt borrowings	1,200	-	225	225
Financing costs paid	(17)	-	(4)	(4)
Finance lease obligation payments	(10)	(4)	(7)	(11)
Taxes paid on behalf of employees for shares withheld	(7)	-	-	-
Other	(1)	1	(16)	(15)
Net cash provided from (used by) financing activities	1,158	(7)	197	190

Increase (Decrease) in cash, cash equivalents, and restricted cash	(1,470)	104	(947)	(843)
Cash, cash equivalents, and restricted cash at the beginning of the period	2,178	940	1,887	1,887

Cash, cash equivalents, and restricted cash at the end of the period	$708	$1,044	$940	$1,044

Supplemental cash flow information:
Cash paid during the period for:
Interest	$198	$84	$84	$168
Income tax payments, net	$9	$24	$9	$33
Reorganization items, net	$-	$-	$1,397	$1,397

(1)	Due to change in policy subsequent to bankruptcy, bad debt expense and other numbers in the Successor and Predecessor periods are not comparable.
(2)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three and six months ended June 30, 2021.

	For the three months ended			For the six months ended
($ in millions)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Successor)	(Successor)	(Non-GAAP Combined)	(Successor)	(Non-GAAP Combined)

Net income	$101	$65	$4,580	$166	$4,640
Add back (subtract):
Income tax expense (benefit)	69	30	(180)	99	(93)
Interest expense	118	103	91	221	180
Investment and other (income) loss, net	(122)	(77)	3	(199)	1
Reorganization items, net	-	-	(4,196)	-	(4,171)
Operating income	166	121	298	287	557
Depreciation and amortization	290	284	298	574	685
EBITDA	$456	$405	$596	$861	$1,242

Add back:
Pension/OPEB expense	$18	$19	$21	$37	$44
Restructuring costs and other charges (1)	30	54	16	84	18
Rebranding costs	11	8	-	19	-
Stock-based compensation	20	15	-	35	(1)
Legal settlement	-	8	-	8	-
Adjusted EBITDA	$535	$509	$633	$1,044	$1,303

EBITDA margin	31.3%	28.0%	36.9%	29.6%	37.7%
Adjusted EBITDA margin	36.7%	35.2%	39.2%	35.9%	39.6%

Free Cash Flow
Net cash provided from operating activities	$229	$528	N/A	$757	N/A
Capital expenditures	(641)	(447)	N/A	(1,088)	N/A
Operating free cash flow	$(412)	$81	N/A	$(331)	N/A

(1)	Includes $44 million of lease impairment charges for the three months ended March 31, 2022 and the six months ended June 30, 2022.

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three and six months ended June 30, 2021.

	For the three months ended			For the six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Successor)	(Successor)	(Non-GAAP Combined)	(Successor)	(Non-GAAP Combined)
($ in millions)
Adjusted Operating Expenses

Total operating expenses	$1,293	$1,326	$1,318	$2,619	$2,735

Subtract:
Depreciation and amortization	290	284	298	574	685
Pension/OPEB expense	18	19	21	37	44
Restructuring costs and other charges (1)	30	54	16	84	18
Rebranding costs	11	8	-	19	-
Stock-based compensation	20	15	-	35	(1)
Legal settlement	-	8	-	8	-
Adjusted operating expenses	$924	$938	$983	$1,862	$1,989

(1)	Includes $44 million of lease impairment charges for the three months ended March 31, 2022 and the six months ended June 30, 2022.

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data
(Unaudited)

		As of or for the quarter ended
		June 30, 2022	March 31, 2022	June 30, 2021
		(Successor)	(Successor)	(Predecessor)
Broadband Revenue ($ in millions)
Total Company	Fiber	$302	$286	$268
	Copper	197	195	207
	Total	$499	$481	$475

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		4.4	4.2	3.6

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		42.6%	42.4%	41.2%
Total Fiber Penetration		34.8%	35.8%	38.1%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	1,438	1,388	1,263
	Copper	1,163	1,204	1,297
	Total	2,601	2,592	2,560

Business (1)	Fiber	102	98	95
	Copper	124	129	143
	Total	226	227	238

Broadband Net Adds (in thousands)
Consumer	Fiber	50	52	12
	Copper	(41)	(30)	(30)
	Total	9	22	(18)

Business (1)	Fiber	4	2	-
	Copper	(5)	(4)	(4)
	Total	(1)	(2)	(4)

Broadband Churn
Consumer	Fiber	1.43%	1.19%	1.53%
	Copper	1.73%	1.53%	1.67%
	Total	1.57%	1.35%	1.60%

Business (1)	Fiber	1.28%	1.24%	1.22%
	Copper	1.63%	1.58%	1.69%
	Total	1.48%	1.44%	1.50%

Broadband ARPU
Consumer	Fiber	$63.35	$62.10	$63.10
	Copper	48.47	45.72	44.80
	Total	$56.57	$54.36	$53.75

Business (1)	Fiber	$107.19	$105.60	$104.66
	Copper	63.00	65.00	64.20
	Total	$82.53	$82.32	$80.20

		For the six months ended
		June 30, 2022	June 30, 2021
Broadband Revenue
Total Company	Fiber	$588	$524
	Copper	392	414
	Total	$980	$938
Broadband Churn
Consumer	Fiber	1.31%	1.47%
	Copper	1.63%	1.65%
	Total	1.46%	1.56%

Business (1)	Fiber	1.26%	1.27%
	Copper	1.61%	1.70%
	Total	1.46%	1.53%

Broadband ARPU
Consumer	Fiber	$62.76	$61.88
	Copper	47.09	43.98
	Total	$55.48	$52.67

Business (1)	Fiber	$106.43	$102.92
	Copper	63.96	64.97
	Total	$82.41	$79.84

(1)	Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.